Exhibit 99.1

Contact:
ShengdaTech, Inc.
Michael Kang
Tel: (415) 490-2308
Email: mkang@alvarezandmarsal.com

ShengdaTech Files for Chapter 11 Reorganization to Facilitate Financial and Operational Restructuring and Announces Appointment of Chief Restructuring Officer

SHANGHAI, August 22, 2011 ShengdaTech, Inc. (“ShengdaTech” or the “Company”) (NASDAQ: SDTH), a leading manufacturer of nano-precipitated calcium carbonate (“NPCC”) in China, announced today that it has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Nevada.  The Chapter 11 process will facilitate the Company’s financial and operational restructuring, with the objective of restoring the Company to financial health.

The Company also announced that Michael Kang, a managing director at global professional services firm Alvarez & Marsal, has been appointed Chief Restructuring Officer to lead the Company’s restructuring effort.  For over 15 years, Mr. Kang has helped numerous companies improve their operational performance and successfully navigate through complex restructuring situations.  Through a wide range of financial advisory engagements, he has been involved in all aspects of the reorganization process, advised on debt restructurings and served in interim management and financial advisory roles for both public and private companies. Mr. Kang’s recent assignments included: CEO and CRO of Perquest, Inc., CRO of Hines Horticulture, Inc. restructuring advisor to Citadel Broadcasting and many others.

“Mike’s vast experience and proven track record in assisting companies through complex situations make him the right person to lead ShengdaTech through its restructuring process,” said A. Carl Mudd, ShengdaTech’s Chairman of the Special Committee and Audit Committee. “I look forward to working with Mike and ShengdaTech’s bondholders to develop a consensual restructuring plan intended to maximize value to all stakeholders.”

Background on Chapter 11

Chapter 11 of the U.S. Bankruptcy Code allows a company to continue operating its business and managing its assets in the ordinary course of business. The U.S. Congress enacted Chapter 11 to encourage and enable a debtor business to continue to operate as a going concern, to preserve jobs and to maximize the recovery of all its stakeholders.

The Company’s legal representative in its Chapter 11 case is Greenberg Traurig, LLP. The Board of Directors Special Committee’s legal representative is Skadden, Arps, Slate, Meagher & Flom LLP.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate (“NPCC”) products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, South Korea, Malaysia, India, Latvia and Italy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including certain actions that may require Bankruptcy Court approval; the risk that the bankruptcy filing and the related cases disrupt the Company’s current plans and operations; the costs and other effects of legal and administrative cases and proceedings; and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this press release, and which we assume no obligation to update.